Exhibit 99.2

2022 Half Year Results Presentation GERRY SPINDLER Managing Director and CEO GERHARD ZIEMS Group Chief Financial Officer 9 August 2022 (All units in USD and metric tonnes, unless otherwise stated)

The material contained in this presentation is intended to be general background information on Coronado Global Resources (Coronado) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in United States dollars unless otherwise indicated. The presentation of certain financial information may not be compliant with financial captions in the primary financial statements prepared under US GAAP. Refer to Coronado’s Quarterly Report on Form 10- Q for the quarterly period ended 30 June 2022 available at www.coronadoglobal.com for details of the basis primary financial statements prepared under US GAAP. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934. Forward looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations. This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may," "could," "believes," "estimates," "expects," "intends," “plans”, "considers", “forecasts”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K filed with the ASX and SEC on 23 February 2022 (AEST), our Quarterly Report on Form 10-Q filed with the ASX and SEC on 10 May 2022 (AEST) and our Quarterly Report on Form 10-Q filed with the ASX and SEC on 9 August 2022 (AEST), as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. In this presentation, references to ore reserves (Reserves) are compliant with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves 2012 (JORC Code) and are measured in accordance with the JORC Code. Information in this presentation relating to Coal Reserves and Coal Resources is extracted from information published by Coronado and available on the Coronado and ASX websites (2021 JORC Statement also released to the ASX on 23 February 2022). For details of the Coal Reserves and Coal Resources estimates and the Competent Persons statements, refer to relevant Australian and US Operations sections in the 2021 JORC Statement. As an SEC registrant, our SEC disclosures of resources and reserves follow the requirements of subpart 1300 of Regulation S-K under the US Securities Exchange Act of 1934. Accordingly, our estimates of resources and reserves in this presentation and in our other ASX disclosures may be different than our estimates of resources and reserves as reported in our Annual Report on Form 10-K for the year ended 31 December 2021 and in other reports that we are required to file with the SEC. 2 Important Notices and Disclaimer HY22 Results Presentation

The leading international producer of high-quality metallurgical coal, an essential element in the production of steel. 3

4 Metallurgical Coal has a Long-Term Future HY22 Results Presentation Steel is essential in all low-carbon technologies and underpins renewable energy infrastructure future 1.9 2.2 2022 2050 +15% Total Global Crude Steel Production (Bt) (2) (1) 69% 31% BOF EAF / Other 54% 46% BOF EAF / Other Total Global Crude Steel Production Method (2) Notes: (1) McKinsey article “The raw-materials challenge” published 10 January 2022; (2) Wood Mackenzie April 2022 Metallurgical Trade Outlook to 2050; Bt = Billion tonnes; EAF = Electric Arc Furnace steel making; BOF = Blast Oxygen Furnace steel making. 2022 2050

‘Safety is the most important aspect of our operations and is our number one priority’ 5

6 Health, Safety and Community 1 2 3 4 U.S. Operations (TRIR) Industry average (TRIR) Australian Operations (TRIFR) US Operations (TRIR) Notes: Total Recordable Injury Frequency Rate (TRIFR), is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per million-man hours worked on a rolling 12 month basis. Total Recordable Incident Rate (TRIR) is a mathematical computation that takes into account how many Mine Safety and Health Administration (MSHA) recordable incidents our company has per 200,000 hours worked on a rolling 12 month basis 1 3 5 7 9 11 Australian Operations (TRIR) Industry average (TRIFR) Safety is Coronado’s #1 core value and remains our highest priority HY22 Results Presentation

HY 2022 Summary Results GERRY SPINDLER MANAGING DIRECTOR AND CEO Review images 7

HY 2022 Financial Results

Record Revenue, Realised Price, Net Income and Adjusted EBITDA

	Group Dashboard		
	HY 2022 Actual	HY 2021 Actual	Variance
Revenue	$1,979.8M	$800.4M	↑ $1,179.4M
Net Income / (Loss)	$561.9M	($96.1M)	↑ $658.0M
Adjusted EBITDA	$849.3M	$25.7M	↑ $823.6M
Net Cash / (Debt)	$171.2M	($236.6M)	↑ $407.8M
Saleable Production	7.5Mt	8.8Mt	↓ 1.3Mt
Sales Volume	8.3Mt	8.9Mt	↓ 0.6Mt
Average coal realised price	$236.5/t	$87.8/t	↑ $148.7/t
Average Met coal realised price	$292.8/t	$99.8/t	↑ $193.0/t
Mining costs/tonne sold	$85.2/t	$64.2/t	↑ $21.0/t
Operating costs/tonne sold	$134.5/t	$85.8/t	↑ $48.7/t
Capital Expenditure	$91.5M	$52.3M	↑ $39.2M

Notes: Rounding has been applied to this table as appropriate. Blue and grey coloured references in the variance column indicate positive and negative variance movements respectively and arrow direction indicates increase or decrease in corresponding metric.

- Record Group revenue of $1,980 million, up $1,179 million, or 147%, compared to HY 2021.
- Record Net Income of $562 million, up $658 million from a Net Loss of $96 million in HY 2021.
- Record Adjusted EBITDA of $849 million, up $824 million on HY 2021.
- Net Cash of $171 million as of 30 June 2022 after payment of $351 million in dividends year-to-date, significant improvement from Net Debt of $237 million as of 30 June 2021.
- Record average realised pricing levels in Australia, the U.S. and for the Group.
- Higher costs due to global inflationary pressures, wet weather and geological issues impacting production, and higher royalties. Production plans weighted to H2 2022.

Coronado

HY22 Results Presentation 8

9 HY 2022 Group Operational Performance HY22 Results Presentation Second half of 2022 weighted production plans Export Volume Mix (%) ROM Production (Mt) Saleable Production (Mt) Revenue Mix (%) 5.8 3.3 3.1 12.2 7.2 3.5 3.0 13.7 0 5 10 15 Curragh Buchanan Logan Group HY22 HY21 4.5 1.9 1.1 7.5 5.7 2.1 1.0 8.8 0 2 4 6 8 10 Curragh Buchanan Logan Group HY22 HY21 76.0% 15.0% 9.0% Export AUS Domestic U.S. Domestic 67.0% 19.0% 14.0% HY22 HY21 94.0% 6.0% Metallurgical Thermal 96.0% 4.0% HY22 HY21 Notes: Rounding has been applied as appropriate. Coronado reports its results based on two operational segments: Australia and U.S. The organisation of the two reportable segments reflects how Coronado’s Chief Operating Decision Maker (CODM) manages and allocates resources to the various components of the Company’s business. The above information by mine is for the purpose of providing greater granularity of information within the U.S. segment.

10 Share Price Performance / Dividend Yield HY22 Results Presentation Coronado share price and dividend payments have outperformed the market 1.4% S&P 500 ASX 200 23.1% 4.1% Notes: (1) Source: Trading View for the period 1 July 2021 – 30 June 2022. Share price performance is not dividend adjusted. (2) Dividend Yield determined as dividends paid 1 July 2021 – 30 June 2022 divided by period opening share price. It excludes 9th August 2022 dividend declaration. ASX 200 yield reflects the S&P/ASX 200 Fund (ASX:STW), an Exchange Traded Fund which seeks to match the performance of the ASX 200. S&P 500 yield reflects the S&P 500 Fund (NYSE: SPLG), an Exchange Traded Fund which seeks to match the performance of the S&P 500. Share Price Performance vs Index (1) Dividend Yield (2) -10% -12% +90% -20% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 200% Jul21 Aug21 Sep21 Oct21 Nov21 Dec21 Jan22 Feb22 Mar22 Apr22 May22 Jun22 ASX 200 S&P 500 CRN

Financial Performance & Capital Management GERHARD ZIEMS GROUP CHIEF FINANCIAL OFFICER

Capital Management 12 HY22 Results Presentation 1. Strong Balance Sheet Maintaining a strong balance sheet with enhanced liquidity and prudent debt levels Fundamental strategy is to return funds to Shareholders Prioritise growth expenditure projects to increase existing production rates Uniquely positioned, with flexibility from strong balance sheet, to pursue acquisitions as diversified miners exit Coronado’s capital management strategy focuses on maintaining a strong balance sheet, sustainable profits and investment flexibility through volatile price cycles, underpinned by operating safe and reliable operations that produce high-quality Met coal for our customers 2. Shareholder Returns 4. In-Organic Growth 3. Organic Growth

Capital Management Delivery 13 HY22 Results Presentation Restructure of our financing arrangements in the past 12 – 18 months has allowed us to take advantage of the improved markets and weather recent headwinds 1,980 1,348 800 749 714 H1’21 H2’21 H1’22 H2’20 H1’20 +147% 849 460 26 19 35 H1’22 H2’21 H1’20 H1’21 H2’20 +3,205% 171 123 -237 -282 -405 H1’20 H1’22 H2’21 H1’21 H2’20 +172% 518 385 57 5 -8 H1’21 H1’22 H2’21 H2’20 H1’20 +811% Notes: All data points are in USD millions. Revenue Adjusted EBITDA Operating Cash Flows Net Cash / (Debt)

HY 2022 Cash Flows and Liquidity ($M)

Strong HY22 Free Cash Flow generation; Available liquidity of $586 million

HY 2022 Free Cash Flow Generation



849
229
17
16
69
518
88
7
423
HY22 EBITDA
Working Capital
Non-Cash Adjustments
Interest Paid
Tax Paid (U.S.)
Operating Cash Flows
Capex
Other
HY22 Free Cash Flow

Cash Flow Statement



$+48M
438
518
94
376
486
Cash Balance 31 Dec 2021
Operating Cash Flows
Investing Cash Flows
Financing Cash Flows
Cash Balance 30 June 2022

Available Liquidity



586
100
486
ABL Undrawn
Cash

- Coronado generated $518 million in Operating Cash Flows and $423 million in Free Cash Flow after capital expenditure and other financing costs.
- Dividend distributions are determined with reference to Free Cash Flow.
- Significant working capital build due to elevated prices; expected to unwind in H2 2022.
- $486 million closing cash balance, an increase of $48 million from 31 December 2021.
- Year-to-date Coronado has paid $351 million of dividends as part of its Financing Cash Flows.
- ABL facility remains undrawn, Coronado retains Available Liquidity of $586 million.

Coronado

Notes: Rounding has been applied as appropriate. Capex refers to cash capital expenditure and is different to headline capex which includes accruals. Free cash flow is defined as net cash from operating activities less capital expenditure, acquisition expenditure, amounts reserved for capital expenditure and acquisition expenditure and amounts required for debt servicing.

HY22 Results Presentation 14

HY 2022 Dividend and Notes purchase offer 15 HY22 Results Presentation Coronado declares an ordinary dividend of $125.7 million (USD 7.5 cents / CDI) and commences Senior Secured Notes purchase offer of $25.2 million 9 August 2022 Declaration of $125.7 million dividend and commenced offer to purchase up to $25.2 million of 10.750% Senior Secured Notes due 2026, as required pursuant to the Indenture 30 August 2022 Dividend record date 8 September 2022 Senior Secured Notes purchase offer expires 10 September 2022 Payment to Senior Secured Notes holders who accept offer 20 September 2022 Dividend payment date Key Dates HY 2022 Fixed Dividend Ordinary Dividend Tranche 1 $100.6 million (or USD 6.0 cents per CDI) Fixed Dividend Tranche 2 $8.4 million (or USD 0.5 cents per CDI) Notes: Numbers above have been rounded. Key dates are in accordance with Australian East Coast Standard Time (AEST). Dividends declared are unfranked. Q1 2021 unaccepted Notes purchase offer HY 2022 Ordinary Dividend Ordinary Dividend Tranche 3 $16.7 million (or USD 1.0 cents per CDI) Senior Secured Notes Purchase Offer $25.2 million aggregate principal amount offer at 104%

HY 2022 Dividend and Notes purchase offer (continued) 16 HY22 Results Presentation Payments and declarations aligned with 60% - 100% Free Cash Flow distributions policy Record HY 2022 results and strong liquidity underpin dividends paid and declared year-to-date. HY 2022 Free Cash Flow generation is $423 million Dividends paid ($200.1 million), Dividends declared ($125.7 million) and Senior Secured Notes purchase offer (up to $25.2 million) represent 83% of HY 2022 Free Cash Flows, and within policy. Coronado Senior Secured Notes currently trading between 102% and 105%. Dividends paid and Senior Secured Notes purchased relating to FY 2021 results are determined with reference to 2021 Free Cash Flows. Distributions between 60% - 100%1 of Free Cash Flow Notes: Numbers above have been rounded. (1) Returns are calculated as a percentage of Free Cash Flow. Free Cash Flow is defined as net cash from operating activities less capital expenditure, acquisition expenditure, amounts reserved for capital expenditure and acquisition expenditure and amounts required for debt servicing. (2) The offer to purchase up to $25.2 million of 10.750% Senior Secured Notes due 2026, as required by the Indenture, reflects the potential aggregate principal amount. If the offer is fully accepted, Coronado would be required to pay the principal, plus the premium, plus accrued and unpaid interest. 83% HY 2022 Free Cash Flow Distributions HY 2022 Declared Dividend $125.7 million Q1 2022 Special Dividend $200.1 million HY 2022 Notes $25.2 million2 $423 million Coronado will remain in a Net Cash position following payment of HY 2022 Declared Dividend and settlement of Senior Secured Notes purchase offer

FY 2022 Revised Guidance

Coronado reiterates revised guidance metrics

Metric	Original FY 2022 Guidance	Revised FY 2022 Guidance
Saleable Production (Mt)	18.0 – 19.0	**18.0 – 19.0 (low-end)**
Mining Cost per Tonne Sold ($/t)	69.0 – 71.0	**79.0 – 81.0**
Capital Expenditure ($)	170 - 190	**170 – 190 (high-end)**

Notes: Guidance is based on metric tonnes and in US dollars as appropriate.

Mining Cost per Tonne Sold



$69/t - $71/t
$79/t - $81/t
Original Guidance
Inflationary Impacts
Wet Weather / Geological Impacts
FX
Productivity Improvements
Revised Guidance

Coronado

- Saleable Production anticipated to be at the low-end of guidance. Production weighted to the second half of 2022
- Average Mining Cost per Tonne Sold guidance revised to $79.0 - $81.0
  - Revision due to unforeseen events outside of our control including global inflationary pressures, wet weather impacts and geological issues impacting production.
  - Inflation levels at 30 June 2022 in the U.S. of 9.1% and in Australia of 6.1%.
  - Lower FX and incremental productivity improvements expected in H2 2022.
- Capital Expenditure is expected to be at the top-end of guidance due in part to global inflationary pressures, but also due to investment in existing operations given strong cash flow generation.

HY22 Results Presentation 17

18 HY21 Results Presentation Metallurgical Coal Markets Update for HY 18

Coronado has a Unique Diversification Advantage

Coronado supports Met coal customers on five continents

Key Met coal export destinations



US
Europe
China
Japan
India
Brazil

HY 2022 Met coal product offering



Customers – direct sales(5)
Asia
Americas
Europe
Australia
56%
22%
17%
5%
Australia(2),(3)
HCC
PCI
SCC
54%
39%
7%
U.S.(4)
Low Vol
High Vol
Mid Vol
68%
29%
3%

One of the largest metallurgical coal producers globally[1]



58.3
23.8
16.0
14.5
13.2
12.6
7.8
7.7
7.6
6.5
5.7
5.4
BMA
Teck
Anglo American
Alpha
Glencore
Stanmore
Yancoal
Arch
Peabody
S32
Warrior

Coronado

Notes: (1) Annualised saleable Met coal volumes in millions of metric tonnes sourced from available public filings and Wood Mackenzie. Coronado reflects volume of Met Coal sold in FY21. BMA, Glencore, S32 production sourced from public filings for year ended 30 June 2022. Teck, Anglo, Alpha, Arch, Peabody, Warrior production sourced from mid-point of publicly available guidance as of 31 July 2022 and converted to metric tonnes as appropriate. Stanmore, Yancoal expected annual tonnages sourced from Wood Mackenzie. Reported tonnages may include elements of Thermal coal production dependent on how each individual company reports their tonnages. (2) Based on HY22 export Met coal sales mix. (3) Hard Coking Coal (HCC), Semi Coking Coals (SCC), Pulverized Coal Injection (PCI). (4) Based on HY22 Met production mix. (5) HY22 revenues split by geographic region.

HY22 Results Presentation 19

Strong HY 2022 Met Coal Price Realisations 20 100 100 100 329 254 293 AUS (FOB) U.S. (FOR / Domestic) Group +231% +154% +193% H1 2021 H1 2022 Coronado Average Met Coal Realised Price (US$/t) (3) Notes: (1) Source: S&P Global Platts; PLV HCC FOB AUS = Premium Low-Vol FOB Australian Hard Coking index, LV HCC FOB USEC = Low-Vol Hard Coking US East Coast index, PLV HCC CFR China = Premium Low-Vol Hard Coking China index. (2) Long term average price of $183 per tonne reflects the historical S&P Global Platts PLV HCC FOB AUS price market data between 2007 and 31 July 2022. Calculation data prior to January 2016 is from Bloomberg. (3) All Australian sales are sold on a Free On-Board (FOB) basis and the majority of U.S. sales are sold Free On-Rail (FOR). The U.S. also has approximately one-third of sales to domestic customers at a price of $187/tonne. Group average realised price is a mixture of FOB, FOR and Domestic pricing achieved. If converted to an exclusive FOB basis, the price realised would be higher. Met coal index is falling, Thermal coal index remains elevated Metallurgical Coal Price Indices (US$/t) (1) 0 100 200 300 400 500 600 700 PLV HCC FOB AUS LV HCC FOB USEC PLV HCC CFR China NEWC Thermal Jun 2020 Jun 2022 Jun 2021 Dec 2021 Dec 2020 Long Term Historical Average Met Price $183/t (2) HY22 record price cycle supported by strong demand, tight supply and geopolitical issues. Thermal prices currently significantly higher than Met coal, but expected to rebalance in medium term. Coronado will divert Met tonnages into Thermal markets to achieve higher realisations where we have the flexibility to do so. HY22 Results Presentation Dec 2019 191.00 230.00 300.00 420.88

Steel Demand Outlook Remains Firm

India steel production rates anticipated to grow year-on-year due to its significant potential for urbanisation and industrialisation

Annual Forecast GDP Growth Percentage (1)



2022
2023
7.0
5.9
1.6
1.7
2.4
2.7
2.6
2.1
3.7
5.6
1.8
1.6
3.1
2.6
2.3
1.8
India
Japan
South Korea
Taiwan
China
Brazil
Australia
USA

- Global economic confidence has recently fallen, given inflationary pressures and rising interest rates, but projected to rebound
- Infrastructure development, particularly in India / China, and growth in the automotive sector, will underpin GDP growth rates and improve the price and profitability of steel products and inputs over the medium term
- India forecast GDP growth in 2022 of 7.0% and 2023 of 5.9%, most other key markets 2 - 3%

India Total Crude Steel Production (Mt) (2)



123.8
131.3
136.4
146.6
153.3
184.6
402.9
+225%
2022
2023
2024
2025
2026
2030
2050

- Coronado sells approx. one-quarter of its seaborne Met coal to India making it our largest export customer
- India steel production, and in turn demand for Met coal in 2022 and beyond, is expected to increase significantly due to urbanisation and industrialisation
- India steel growth projected year-on-year and expected to increase by 225% to 403Mt by 2050.

Coronado

Notes: (1) Data source Wood Mackenzie July 2022 GDP Forecasts. (2) Data source Wood Mackenzie April 2022 Metallurgical Trade Outlook to 2050

HY22 Results Presentation 21

Strong Metallurgical Coal Demand Through 2050 22 Growth for seaborne Met coal is underpinned by Indian demand and blast furnace production Notes: Data sourced from Wood Mackenzie April 2022 Metallurgical Trade Outlook to 2050 Seaborne Met Coal Supply (Mt) Seaborne Met Coal Demand (Mt) Global seaborne Met coal demand is forecast to grow 24% to 396 million tonnes by 2050, led primarily by blast furnace steel production in India India seaborne Met coal demand forecast to increase 141% by 2050 ▪ Coronado is well positioned as India remains our #1 export market Seaborne Met coal supply to be primarily sourced from Australia with 32% supply growth forecast between 2022 and 2050 ▪ Australia is forecast to supply 61% of all seaborne Met coal to the world by 2050 184 197 243 43 44 34 33 37 34 40 57 59 12 2030 2022 8 13 11 10 14 2050 320 359 396 +32% Other Russia Indonesia Canada U.S. Australia 75 102 181 39 39 35 103 95 68 19 19 28 76 88 65 2050 2022 10 17 2030 16 320 359 396 +141% Other China JKT Vietnam India Brazil HY22 Results Presentation

Strategy / Growth Plans GERRY SPINDLER MANAGING DIRECTOR AND CEO 23

24 Reserves & Resources (Mt) HY22 Results Presentation Coronado maintains long-life operating assets ~20 years Notes: Charts reflect reserves and resources as at 31 December 2021 in millions of metric tonnes. Coal resources are inclusive of coal reserves. Australian resources are reported on a 5.3% in-situ moisture basis. United States resources are reported on a dry basis. Refer to market announcement titled Coronado 2021 Statement of Coal Reserves and Resources for Coronado Global Resources, Inc., released to the ASX on 23 February 2022, outlining the above information in tabular form and in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Mineral Reserves, 2012 (JORC Code) and the ASX Listing Rules. Certain reserves and resources may vary to those reported under Subpart 1300 of Regulation S-K promulgated by the SEC. Resources (Mt) Reserves (Mt) 266 160 137 12 197 50 822 0 200 400 600 800 1,000 937 190 264 55 514 159 2,119 0 500 1,000 1,500 2,000 2,500

Key focus areas for second half 2022 and 2023

As one of the largest independent producers of Met coal globally, Coronado is inherently focused on maintaining safe operations and delivering production plans

Safety

Coronado will drive a strong safety culture and continue to implement safety initiatives to reduce injuries:

- An improvement in reportable TRIFR and TRIR incidents
- Increased focus on training and supervisory development programs
- Increased incident reduction initiatives including enhanced hazard recognition, inspections and audits
- Remain vigilant and execute action plans in response to Covid-19 variants; promote vaccinations and boosters

Production

Coronado is focused on improving production rates:

- Delivering second half 2022 weighted production plans from high quality Met coal operations
- Continue implementing productivity improvements from Draglines and transitioned fleets under the 'One Curragh Plan'
- Maintain flexibility to divert Met tonnes to Thermal markets to achieve higher realisations where possible
- Continue to invest in operations to underpin strategic growth plans

Financial/Corporate

Coronado remains focused on maintaining a strong balance sheet:

- Execute Capital Management strategy
- Improve operational efficiencies and manage costs despite global inflationary pressures
- Prudent cash distribution plans in accordance with policy
- Maintain flexibility for potential M&A opportunities
- Progress non-core asset sales
- Progress ESG strategies

Coronado

HY22 Results Presentation 25

Growth - Australian Operations

'One Curragh Plan' will target 13.5 Mt of production by 2025 – On Target



Estimated Production Profile (Mt)
+22%
11.1
13.5
FY21
FY22 Est
FY23 Est
FY24 Est
FY25 Est

Curagh achievements and key areas of focus:

- ✓ New management with clarity of purpose and strategy
- ✓ CHPP capacity to produce 13.5Mt is already in place.
- ✓ Transition of four fleets to Coronado operator model now complete
- ✓ Additional tonnages from infrastructure constrained areas via Highwall Mining commenced
- ✓ Investment in box-cuts to enable higher Dragline utilisation and improved strike length, thereby boosting efficiencies.
- ✓ Box-cuts for new mining areas will decrease congestion in existing pits allowing improved productivities and will underpin greater CHPP utilisation rates.
- ✓ Coronado owner operated, with two major contracting partners each contributing 20 to 25% of annual volume.

Coronado

Note: 2022 – 2025 production projections are estimates. Please refer to Important Notices & Disclaimer discussing forward-looking statements on slide 2

HY22 Results Presentation 26

27 High Wall Mining – Curragh North HY22 Results Presentation Commenced operation on 11 July 2022 The High Wall Miner (HWM) enters the coal seam directly from the pit floor. HWM can mine to a maximum depth of 400 meters and utilises a purpose-built continuous miner. The HWM system uses conveyor cars to convey the Met coal to the surface and onto stockpile.

Productivity improvements from Draglines and converted fleets

Largest pieces of critical machinery now owned and operated by Coronado directly





- Capital investment in box-cuts and completed planned maintenance on Draglines in HY 2022 now resulting in approximately 10% productivity improvements
- Newly transitioned 3 x Excavator / Truck and 1 x Shovel / Truck fleets (53 individual pieces of mobile equipment) to a Coronado direct operator model realizing immediate cost savings and improved operating time greater than 20%
- Productivity improvements from this equipment, as part of the 'One Curragh Plan', is expected to be realized in the second half of 2022 and beyond with greater waste movement efficiency, lower costs and greater coal availability

Coronado

HY22 Results Presentation 28

Growth - U.S. Operations 29 Estimated Production Profile (Mt) Buchanan: Construction of new raw coal storage areas underway to increase capacity and decrease bottlenecks. Installation of additional skips Preparation plant upgrades planned to increase throughput and yield Additional production from Permac reclamation project Logan: Planned increases to production from the Eagle mine with additional equipment and labour New Winifrede mine has commenced Plans for High-wall mining for incremental tonnes at Logan Met surface mines HY22 Results Presentation 6.3 6.9 FY22 Est FY21 FY23 Est FY24 Est FY25 Est +10% Growth plans at our High-Quality Buchanan and Logan Met mines on track Notes: 2022 – 2025 production projections are estimates. Please refer to Important Notices & Disclaimer discussing forward-looking statements on slide 2

Mon Valley Development Project 30 Located 22.5km southeast of Pittsburgh ▪ Reserves: 197 Mt of Reserves ▪ Production Capacity: >2 Mt per year ▪ Coal Quality: High-Vol HCC ▪ Transportation: Barge with alternate rail access on CSX ▪ Seam: Upper Freeport Strategically holding transportation advantage located along the Monongahela River only a few miles from multiple coke works end users Coronado controls the mineral rights of the Freeport coal seam in three reserve pods of which 95% is owned and 5% is leased Permitting and planning activities for the project are underway HY22 Results Presentation Strategic greenfield development opportunity in Southwest Pennsylvania Notes: Refer to market announcement titled FY2021 Coal Resources and Coal Reserves for Coronado Global Resources, Inc., released to the ASX on 23 February 2022, outlining reserve and resource information in tabular form and in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Mineral Reserves, 2012 (JORC Code) and the ASX Listing Rules.

Coronado 2021 Sustainability Report https://coronadoglobal.com/sustainability/ 31

32 Sustainability Actions and Commitments Zero Coronado has a directional intent to have net zero operational emissions by 2050. 30% Coronado commits to a 30% reduction in Scope 1 and Scope 2 greenhouse gas emissions by 2030. >3,000 people Coronado currently employs 1,600 people directly and over 1,800 contractors globally, most employed locally. Low risk Coronado published its second Modern Slavery Statement, identifying low supply chain risk. 1st Coronado has published its first Reflect Reconciliation Action Plan (RAP) July 2022. Zero Coronado is maintaining its record of zero cultural heritage and significant environmental incidents in 2022. >600 Ha Coronado has completed more than 600 hectares of rehabilitation since 2018 and is committed to further works in 2022. ‘Coronado strives to be a socially and environmentally conscious employer putting its people and their communities first.’ Coronado takes its Environmental, Social and Governance responsibilities seriously HY22 Results Presentation

33 Buchanan Ventilation Air Methane (VAM) Abatement Project HY22 Results Presentation Greenbrier Project underpins Coronado 30% emission reduction target by 2030 Buchanan mine VAM project officially commenced on 27 July 2022 Project utilises the latest technology to convert fugitive methane gas emissions to carbon dioxide Project will reduce Buchanan emission intensity by 22.25 times. Initial performance is encouraging with approx. 94% emission destruction efficiency Overall projections show a reduction in Buchanan emissions by approximately 61% by 2030. While Coronado is also investigating other projects to reduce its carbon footprint, if the VAM projections are achieved, this project alone will meet our 30% reduction target by 2030.

34 ‘A pure-play metallurgical coal company ready to embrace the next stage of growth’ Buchanan Mine Logan Mine Curragh Mine 34

Questions 35

Supplementary Information

This report, which includes a discussion of results of operations, includes references to and analysis of certain non-GAAP measures (as described below), which are financial measures not recognized in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant factors in assessing operating results and profitability. These financial and operating metrics include:(i) safety and environmental metrics;(ii) Adjusted EBITDA, (iii) total sales volumes and average realized price per Mt sold, which we define as total coal revenues divided by total sales volume:(iv) Metallurgical coal sales volumes and average realized price per metallurgical coal sold, which we define as metallurgical coal revenues divided by metallurgical sales volume; and (v) average segment mining costs per Mt sold, which we define as mining cost of coal revenues divided by sales volumes (excluding non-produced coal) for the respective segment;(vi) average segment operating costs per Mt sold, which we define as operating costs divided by sales volumes for the respective segment. Investors should be aware that the Company’s presentation of Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled financial measures used by other companies. We define Net Cash /(Debt) as cash and cash equivalents (excluding restricted cash) less the outstanding aggregate principal amount of 10.750% senior secured notes due 2026, or, less the syndicated facilities agreement, as appropriate. Reconciliations of certain forward-looking non-GAAP financial measures, including our 2022 Mining Cost per Tonne Sold guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. 37 Reconciliation of Non-GAAP measures HY22 Results Presentation

Reconciliation of Non-GAAP measures (continued) HY22 Results Presentation 38 Adjusted EBITDA reconciliation For the six months ended 30 June 2022 For the six months ended 31 December 2021 For the six months ended 30 June 2021 For the six months ended 31 December 2020 For the six months ended 30 June 2020 (US$ Thousands) Net Income / (Loss) 561,893 285,480 (96,057) (103,341) (123,196) Add: Depreciation, depletion and amortization 89,393 83,582 94,293 104,340 86,849 Add: Interest expense, net 34,814 36,331 31,731 26,267 24,318 Add: Other foreign exchange (gains) / losses (23,147) 5,160 1,889 (3,042) 4,217 Add: Loss on debt extinguishment - 2,733 5,744 -- Add: Income tax expense / (benefit) 183,968 63,986 (10,884) (39,661) (20,355) Add: Impairment of assets --- 15,000 63,111 Add: Restructuring costs -- 2,300 -- Add: Losses on idled assets held for sale 1,842 402 2,330 9,994 - Less: Gain on disposal of assets -(14,845) -- Add: Increase / (Decrease) in provision for discounting and credit losses 584 (2,398) (5,644) 9,298 - Adjusted EBITDA 849,347 460,431 25,702 18,855 34,944 Net Cash / (Debt) reconciliation 30 June 2022 31 December 2021 30 June 2021 31 December 2020 30 June 2020 (US$ Thousands) Cash and restricted cash 485,884 437,931 113,661 45,736 36,324 Less: Restricted cash (251) (251) (251) (251) (251) Cash and cash equivalents (excluding restricted cash) 485,633 437,680 113,410 45,485 36,073 Less: Multicurrency Revolving Syndicated Facilities Agreement ---(327,625) (441,000) Less: Aggregate principal amount of 10.750% Senior Secured Notes due 2026 (314,453) (315,000) (350,000) -- Net Cash / (Debt) 171,180 122,680 (236,590) (282,140) (404,927)

Reconciliation of Non-GAAP measures (continued)

Realised Met Pricing reconciliation for the six months ended 30 June 2022 (US$ Thousands, except for volume data)	Australia	United States	Consolidated
Total Revenues	1,183,686	796,143	1,979,829
Less: Other revenues	(19,042)	(3,162)	(22,204)
Total coal revenues	1,164,644	792,981	1,957,625
Less: Thermal coal revenues	(67,291)	(4,402)	(71,693)
Metallurgical coal revenues	1,097,353	788,579	1,885,932
Volume of Metallurgical coal sold (MMt)	3.3	3.1	6.4
Average Realised Met Price Per Tonne Sold	**$329.4/t**	**$253.5/t**	**$292.8/t**

Realised Met Pricing reconciliation for the six months ended 30 June 2021 (US$ Thousands, except for volume data)	Australia	United States	Consolidated
Total Revenues	489,726	310,641	800,367
Less: Other revenues	(17,527)	(1,874)	(19,401)
Total coal revenues	472,199	308,767	780,966
Less: Thermal coal revenues	(44,089)	(3,311)	(47,400)
Metallurgical coal revenues	428,110	305,456	733,566
Volume of Metallurgical coal sold (MMt)	4.3	3.1	7.4
Average Realised Met Price Per Tonne Sold	**$99.6/t**	**$100.0/t**	**$99.8/t**

Realised Total Pricing reconciliation (US$ Thousands, except for volume data)	For the six months ended 30 June 2022	For the six months ended 30 June 2021
Total Revenues	1,979,829	800,367
Less: Other revenues	(22,204)	(19,401)
Total coal revenues	1,957,625	780,966
Sales Volume (MMt)	8.3	8.9
Average Realised Price Per Tonne Sold	**$236.5/t**	**$87.8/t**

Free cash flow reconciliation (US$ Thousands)	For the six months ended 30 June 2022
Net cash provided by operating activities	518,292
Capital expenditure	(87,875)
Other financing commitments	(7,168)
Free Cash Flow	**423,249**

Operating Costs per tonne reconciliation (US$ Thousands, except for volume data)	For the six months ended 30 June 2022	For the six months ended 30 June 2021
Total costs and expenses	1,220,863	873,119
Less: Selling, general and administrative expense	(18,252)	(13,206)
Less: Restructuring costs	-	(2,300)
Less: Depreciation, depletion and amortization	(89,393)	(94,293)
Total operating costs	1,113,218	763,320
Sales Volume (MMt)	8.3	8.9
Operating Costs Per Tonne Sold ($/mt)	**$134.5/t**	**$85.8/t**

Coronado
HY22 Results Presentation 39

Reconciliation of Non-GAAP measures (continued)

Mining Costs per tonne reconciliation for the six months ended 30 June 2022 (US$ Thousands, except for volume data)	Australia	United States	Other/Corporate	Total
Total costs and expenses	794,901	407,125	18,837	1,220,863
Less: Selling, general and administrative expense	-	-	(18,252)	(18,252)
Less: Depreciation, depletion and amortization	(47,285)	(41,523)	(585)	(89,393)
Total operating costs	747,616	365,602	-	1,113,218
Less: Other royalties	(136,320)	(26,060)	-	(162,380)
Less: Stanwell rebate	(69,585)	-	-	(69,585)
Less: Freight expenses	(78,501)	(47,789)	-	(126,290)
Less: Other non-mining costs	(55,919)	(27,570)	-	(83,489)
Total mining costs	407,291	264,183	-	671,474
Sales Volume excluding non-produced coal (MMt)	4.8	3.0	-	7.9
Mining Costs Per Tonne Sold ($/mt)	**$84.1/t**	**$86.9/t**	**-**	**$85.2/t**

Mining Costs per tonne reconciliation for the six months ended 30 June 2021 (US$ Thousands, except for volume data)	Australia	United States	Other/Corporate	Total
Total costs and expenses	578,657	280,830	13,632	873,119
Less: Selling, general and administrative expense	-	-	(13,206)	(13,206)
Less: Restructuring costs	(2,300)	-	-	(2,300)
Less: Depreciation, depletion and amortization	(50,302)	(43,565)	(426)	(94,293)
Total operating costs	526,055	237,265	-	763,320
Less: Other royalties	(33,039)	(11,081)	-	(44,120)
Less: Stanwell rebate	(30,895)	-	-	(30,895)
Less: Freight expenses	(82,087)	(25,960)	-	(108,047)
Less: Other non-mining costs	(25,303)	(1,877)	-	(27,180)
Total mining costs	354,731	198,347	-	553,078
Sales Volume excluding non-produced coal (MMt)	5.5	3.1	-	8.6
Mining Costs Per Tonne Sold ($/mt)	**$64.8/t**	**$63.2/t**	**-**	**$64.2/t**

Coronado

HY22 Results Presentation 40

CONTACTS Investors: Andrew Mooney Vice President Investor Relations & Communications P: +61 458 666 639 E: amooney@coronadoglobal.com E: investors@coronadoglobal.com Media: Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com Registered Office: Coronado Global Resources Inc. Level 33, Central Plaza One, 345 Queen Street Brisbane, QLD, Australia, 4000 (GPO Box 51, Brisbane, QLD, Australia, 4000) P: +61 7 3031 7777 F: +61 7 3229 7401 W: www.coronadoglobal.com 41